                                                                     EXHIBIT 8.2

                     [Letterhead of Morrison & Foerster LLP]



                               _____________, 2004

Optika, Inc.
7450 Campus Drive 2nd Floor
Colorado Springs, Colorado  80920

Ladies and Gentlemen:

         We have acted as special tax counsel to Optika, Inc., a Delaware corporation ("Optika"), in connection with the Agreement and Plan of Merger, dated as of January 11, 2004 (the "Agreement"), among Stellent, Inc., a Delaware corporation ("Stellent"), STEL Sub, Inc., a Delaware corporation and wholly owned subsidiary of Stellent ("Merger Sub"), and Optika. Pursuant to the Agreement, Optika will merge with and into Merger Sub (the "Merger"), and the separate corporate existence of Optika will cease. The Merger is described in the Registration Statement on Securities and Exchange Commission ("SEC") Form S-4 (the "Registration Statement") of Stellent, which includes the Joint Proxy Statement/Prospectus relating to the Merger (the "Proxy Statement/Prospectus"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement (or defined therein by cross-reference).

         You have requested our opinion as to certain federal income tax matters regarding Optika. This opinion is solely for the benefit of Optika, and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

         In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

         In addition, we have assumed, with your consent: (i) that the Merger will be consummated in the manner contemplated by the Joint Proxy Statement/Prospectus and in accordance with the provisions of the Agreement, and that the parties to the Agreement have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement, (ii) the continuing truth and accuracy at all times through the Effective Time of the

Optika, Inc.
___________, 2004
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representations and warranties made by the parties to the Agreement and (iii) that any such representations or warranties made "to the knowledge" or based on the belief of the parties are true and accurate, and will continue to be true and accurate at all times through the Effective Time, without such qualification.

         Based upon and subject to the foregoing and following paragraphs, we confirm to you that the discussion under the caption "The Merger--Material United States Federal Income Tax Consequences of the Merger" in the Joint Proxy Statement/Prospectus reflects our opinion regarding the material United States federal income tax consequences of the Merger to Optika and the Optika stockholders.

         Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service. This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

                                                     Very truly yours,